UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

May 18, 2016

MAGELLAN HEALTH, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-6639	58-1076937
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

4800 N. SCOTTSDALE RD, SUITE 4400 SCOTTSDALE, ARIZONA	85251
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 572-6050

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

The annual meeting of shareholders of the Company (the “Meeting”) was held on May 18, 2016, in connection with which proxies were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934. At the close of business on March 31, 2016, the record date for the Meeting, 24,760,539 shares of the Company’s common stock were issued, outstanding and entitled to vote. At the Meeting, 22,954,100 shares of the Company’s common stock were represented in person or by proxy. Five proposals were scheduled and noted to be acted upon at the Meeting: (i) to elect two directors to serve until the 2019 annual meeting (“Proposal Number One”); (ii) to approve, in an advisory vote, the compensation of the Company’s named executive officers (“Proposal Number Two”); (iii) to approve the 2016 Management Incentive Plan (the “2016 MIP”) (“Proposal Number Three”); (iv) to authorize an aggregate of 4,000,000 shares of common stock for awards under the 2016 MIP (“Proposal Number Four”); and (v) to ratify the appointment of Ernst & Young LLP as the Company’s independent accountants for fiscal year 2016 (“Proposal Number Five”).

At the Meeting, two directors, Michael S. Diament and Barry M. Smith, were nominated for election to serve three year terms until the Company’s 2019 annual meeting, or until the election and qualification of their successors were elected. The vote with respect to each such nominee was as follows:

Nominee	For	Withheld	Broker Non- Votes
Michael S. Diament	21,626,032	630,769	697,299
Barry M. Smith	21,603,694	653,107	697,299

Other directors whose terms of office continued after the Meeting are: William J. McBride, Perry G. Fine, M.D., John O. Agwunobi, M.D., Mary F. Sammons, Eran Broshy and Kay Coles James.

Proposal Number Two was adopted with 21,494,073 shares voted for, 675,921 shares voted against, 86,807 shares abstaining and 697,299 broker non-votes.

Proposal Number Three was adopted with 20,939,558 shares voted for, 1,308,170 shares voted against, 9,073 shares abstaining and 697,299 broker non-votes.

Proposal Number Four was adopted with 12,175,088 shares voted for, 10,073,100 shares voted against, 8,613 shares abstaining and 697,299 broker non-votes.

Proposal Number Five was adopted with 22,764,121 shares voted for, 189,050 shares voted against and 929 shares abstaining.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGELLAN HEALTH, INC.

Date: May 19, 2016	By:	/s/ Jonathan N. Rubin
		Name:	Jonathan N. Rubin
		Title:	Executive Vice President and Chief Financial Officer